UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
(Rule 14a-101)
Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934
Filed by the Registrant ☒
Filed by a Party other than the Registrant ☐
Check the appropriate box:

☐	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☒	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-12

THE RESERVE PETROLEUM COMPANY
(Name of Registrant as Specified in Its Charter)
Payment of Filing Fee (Check the appropriate box):

☒	No fee required.
☐	Fee paid previously with preliminary materials.
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i) (1) and 0-11.

THE RESERVE PETROLEUM COMPANY

Notice of 2024

Annual Meeting
and
Proxy Statement

THE RESERVE PETROLEUM COMPANY
6801 Broadway Ext., Suite 300
Oklahoma City, Oklahoma 73116-9037
April 18, 2024
Dear Stockholder:
On behalf of the Board of Directors, it is my pleasure to invite you to attend the 2024 Annual Meeting of Stockholders of The Reserve Petroleum Company on Tuesday, May 21, 2024, at 3:00 p.m. local time, in Oklahoma City, Oklahoma. Information about the Annual Meeting is presented in the following pages.
The Annual Meeting will begin with a discussion and vote on the matters set forth in the accompanying Notice of 2024 Annual Meeting of Stockholders and Proxy Statement, followed by a discussion on any other business matters that are properly brought before the Annual Meeting.
Your vote is very important. We encourage you to read the Proxy Statement and vote your shares as soon as possible. Whether or not you plan to attend, you can be sure your shares are represented at the Annual Meeting by promptly voting online per the instructions on the enclosed Proxy Card or by completing, signing, dating and returning your Proxy Card in the enclosed envelope.
This Proxy Statement and the Company’s 2023 Annual Report on Form 10-K are also available on the website https://materials.proxyvote.com/761102 and on the Company’s website http://www.reserve-petro.com.
If you need special assistance at the Annual Meeting because of a disability, please contact Lawrence R. Francis, Secretary, at (405) 848-7551, Ext. 303.
Thank you for your continued support of The Reserve Petroleum Company. We look forward to seeing you on May 21st.
Sincerely,
Kyle McLain
Chairman of the Board
i

•To be voted on at the Annual Meeting

IMPORTANT VOTING INFORMATION
If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).
If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary authority under NYSE rules to vote your shares for Proposal 2 (Ratification of the Selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2024), even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposal 1 (Election of Directors) without instructions from you, in which case a broker non-vote will occur and your shares will not be voted on this proposal. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

ii

THE RESERVE PETROLEUM COMPANY
6801 Broadway Ext., Suite 300
Oklahoma City, Oklahoma 73116-9037
NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS
To The Stockholders:
The 2024 Annual Meeting of Stockholders of The Reserve Petroleum Company (the “Company”) will be held on Tuesday, May 21, 2024, at 3:00 p.m. local time, at the offices of the Company at 6801 Broadway Ext., Suite 300, Oklahoma City, Oklahoma. The Stockholders will vote on the following matters:
1.Election of eight Directors for a one-year term,
2.Ratification of the Selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2024,
3.Such other business as may properly come before the Annual Meeting or any adjournment thereof.
The Board of Directors has fixed the close of business on April 11, 2024, as the record date for the determination of stockholders entitled to notice of, and to vote at, the Annual Meeting.
STOCKHOLDERS ARE URGED TO VOTE BY INTERNET, PHONE, OR BY SIGNING, DATING AND RETURNING PROMPTLY THE ENCLOSED PROXY CARD IN THE ENCLOSED PREPAID ENVELOPE. It is desirable that as many stockholders as possible be represented at the Annual Meeting. Consequently, whether you now plan to attend in person, please vote, sign, date and return the enclosed Proxy Card. If you attend the Annual Meeting, you may vote your shares in person even though you have previously signed and returned your Proxy Card.

By Order of the Board of Directors,

Lawrence R. Francis
Secretary
April 18, 2024
iii

PROXY STATEMENT
GENERAL
The enclosed proxy is solicited on behalf of the Board of Directors (the “Board”) of The Reserve Petroleum Company (the “Company”, “we”, “our” or “us”) for the 2024 Annual Meeting of Stockholders (the “Annual Meeting”) to be held at the principal executive offices of the Company, 6801 Broadway Ext., Suite 300, Oklahoma City, Oklahoma 73116-9037, on Tuesday, May 21, 2024, at 3:00 p.m. local time, or any adjournment thereof. This Proxy Statement and Proxy Card are first being sent to the stockholders on or about April 18, 2024. The proxy will be voted at the Annual Meeting if the signer of the Proxy Card was a stockholder of record on April 11, 2024 (the “Record Date”).

SOLICITATION OF PROXIES
The Company will bear the costs of solicitation of proxies, which are estimated to be $17,000, none of which has been spent to date. Solicitation of proxies may be made by Broadridge, personal interview, mail or telephone by directors, officers, and other employees of the Company. Copies of proxy materials and of the Company’s 2023 Annual Report on Form 10-K may also be supplied to holders of record, as well as to brokers, dealers, banks and voting trustees or their nominees, for the purpose of soliciting proxies from the beneficial owners, and the Company will reimburse those holders for their reasonable forwarding expenses.
VOTING RIGHTS AND OUTSTANDING SHARES
Voting rights are vested exclusively in the holders of the Company’s common stock, par value $0.50 per share, with each share entitled to one (1) vote on each matter coming before the Annual Meeting. Only stockholders of record at the close of business on the Record Date will be entitled to receive notice of and to vote at the Annual Meeting. On the Record Date, there were 154,906 shares of common stock of the Company outstanding and entitled to be voted.
The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock of the Company entitled to vote is necessary to constitute a quorum at the Annual Meeting. The shares represented by all proxies received by the Company will be counted towards a quorum, notwithstanding that any such proxies contain thereon an abstention or a broker non-vote. Notwithstanding the Record Date, the Company’s stock transfer books will not be closed, and shares may be transferred after the Record Date. However, all votes must be cast in the names of the stockholders of record on the Record Date.
All votes will be tabulated by the Inspector of Election appointed for the Annual Meeting, who will separately tabulate votes for, votes against, abstentions, votes with respect to the frequency of future advisory votes on executive compensation, and broker non-votes. The approval of each proposal described in this Proxy Statement requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote, provided a quorum is present. Proxies specifying “withheld authority to vote” or “abstain” will not be counted as votes cast but will have the same effect as a vote “against” a proposal, while a broker non-vote will have no effect.
If sufficient shares are not present to provide a quorum on May 21st, the Annual Meeting, after the lapse of at least half an hour, will be adjourned by those present or represented and entitled to vote. Those stockholders entitled to receive notice of and to vote at the Annual Meeting will be sent written notice of an adjournment meeting to be held with a quorum of those present in person or by proxy at such meeting. Under the Restated By-Laws of the Company, any number of stockholders, in person or by proxy, will constitute a quorum at the adjournment meeting.
A list of the stockholders entitled to vote at the Annual Meeting will be available for inspection during ordinary business hours at the offices of the Company for a period of ten (10) days preceding the Annual Meeting and at the Annual Meeting for purposes relating to the Annual Meeting. A stockholder of record on the Record Date may vote in one of the following ways:
•by the Internet @ www.proxyvote.com; or
•by telephone @ 1-800-690-6903; or
•by completing and mailing the Proxy Card; or
•by written ballot at the Annual Meeting.

If you vote by the Internet, by telephone, or by mail, your vote must be received by 11:59 p.m. Eastern Time on Monday, May 20, 2024, the day before the Annual Meeting. Submitting your instructions by Proxy Card will not affect your right to attend the Annual Meeting and vote. A stockholder who gives a proxy may revoke it at any time before it is exercised by voting in person at the Annual Meeting, by delivering a subsequent proxy or by notifying Lawrence R. Francis, the Inspector of Election, in writing of such revocation.
Your shares will be voted as you indicate on your Proxy Card. If you return your Proxy Card, but you do not indicate your voting preferences, the proxies will vote your shares FOR all of the director nominees identified in Proposal 1 (Election of Directors) and FOR Proposal 2 (Ratification of the Selection of HoganTaylor LLP as Independent Registered Public Accountants for 2024) and in their discretion for such other matters as may come before the Annual Meeting.
If your shares are held in a brokerage account in your broker’s name (in street name), you should follow the voting directions provided by your broker or nominee. You may complete and mail a voting instruction card to your broker or nominee. Your shares should be voted by your broker or nominee as you have directed.
If your shares are held in street name, and you wish to have your shares voted FOR Proposal 1 (Election of Directors), you must either (i) instruct the record holder how to vote your shares; or (ii) bring a brokerage statement or other proof of ownership of the Company’s stock as of the Record Date with you to the Annual Meeting and vote at such Annual Meeting.
We will pass out written ballots to anyone who wants to vote at the Annual Meeting.
For additional information concerning the manner of proxy solicitation and voting, please see “Additional Information” of this Proxy Statement.
PROPOSAL 1 – ELECTION OF DIRECTORS
INFORMATION RELATING TO DIRECTORS, NOMINEES AND EXECUTIVE OFFICERS

Directors and Director Nominees
The Company elects all Directors of the Board each year. Because we are a very small company with only eight employees, we try to keep the process of operating the Company as uncomplicated as possible. At the same time, our objective is full compliance with all the Securities and Exchange Commission (“SEC”) rules and regulations required of all public companies that are smaller reporting companies, as that term is defined in Rule 12b-2 of the Securities Exchange Act of 1934 as amended (the “Exchange Act”). We have been in business since 1931 and try to operate the Company today using the same principles as when the Company was formed. Our operations have progressed as technology has advanced. As indicated later in the Director Compensation section of this Proxy Statement, the Company’s directors’ fees are nominal, and we have no stock incentive-based compensation for the directors, our executive officers or our other employees. Accordingly, all existing directors are re-nominated each year, unless they elect not to serve.
The Company’s Statement of Governance Principles and the Charter of the Nominating Committee were adopted by the Board in 2004. The Statement of Governance Principles was amended as of May 25, 2021. All director nominees to the Board meet the qualifications set out in those documents.
Each nominated, non-employee director was originally nominated to serve on the Board based on their individual business background. Our current directors and nominees have a wide variety of business experience including some with petroleum industry experience and some without any petroleum industry experience. Some nominees have large corporate background work experience, and some have experience working in or managing smaller companies or their own company. Because of the Company’s practice of re-nominating current directors, the primary qualification that led to each re-nominated director being chosen to serve for the coming year is their prior service and experience as a director.
Considering the Company’s business and structure, the diversity of the Board is limited to the variety of business experience and backgrounds of the current director nominees.

The eight persons named below are nominees for election as directors of the Company to serve until the next annual meeting of stockholders and until their respective successors are elected and qualified. If any nominee is unable to serve as of the date of the Annual Meeting, which the Company has no reason to expect, the persons named in the accompanying Proxy Card intend to vote for the balance of those named and, if they deem it advisable, for a substitute nominee.
Each nominee is currently a director, and each has served continuously as a director since the date of his first election or appointment to the Board. The Board has determined that the following directors and nominees are independent, as independence is defined in Rule 5605(a)(2) of the NASDAQ Listing Rules: Eddy R. Ditzler, Doug S. Fuller, Marvin E. Harris, Jr., and William M. (Bill) Smith.

The Board recommends a vote FOR each nominee for Director set forth below.
The information in the following tables and the disclosure that follows those tables pertains, at a minimum, to each person’s (i) age as of April 11, 2024; (ii) positions currently held with the Company or the Board; (iii) business experience during at least the past five years; and (iv) directorships in other public companies at any time during the past five years.

Name	Age	Positions Currently Held

Eddy R. Ditzler	67	Director
Doug S. Fuller	66	Director
Marvin E. Harris, Jr.	72	Director
Cameron R. McLain	65	Director, President, Chief Executive Officer
Kyle L. McLain	69	Director, Chairman of the Board, Executive Vice President, Production Manager
Robert L. Savage	76	Director
William M. (Bill) Smith	65	Director
James L. Tyler	76	Director

Executive Officers
The following persons are the executive officers of the Company:

Name	Age	Positions Currently Held

Cameron R. McLain	65	Director, President, Chief Executive Officer
Kyle L. McLain	69	Director, Chairman of the Board, Executive Vice President, Production Manager
Lawrence R. Francis	47	1st Vice President, Chief Financial Officer, Secretary/Treasurer
Cameron R. McLain, Director, President and Chief Executive Officer, and Kyle L. McLain, Director, Chairman of the Board, Executive Vice President and Production Manager, are brothers.
Eddy R. Ditzler has been a director since May 25, 2021. Mr. Ditzler served Grant Thornton LLP for more than 35 years until his retirement in August 2017. As an audit partner, Mr. Ditzler was with Grant Thornton LLP as lead engagement partner and quality control partner for audits of privately owned and publicly traded oil and gas companies, financial institutions, insurance companies, manufacturers, distributors, retailers, and service companies. From December 2012 until his retirement, Mr. Ditzler was the National Professional Practice Director (NPPD) for the region that included offices in Dallas, Houston, Kansas City, Minneapolis, Oklahoma City, St. Louis, Tulsa, and Wichita. As the NPPD, he supported audit teams by providing technical support on accounting, auditing, and regulatory matters and consulted directly with audit teams and client management to provide timely resolution of technical accounting and auditing issues. Mr. Ditzler holds a Bachelor of Science in Business Administration (Accounting) and a Master of Science in Accounting from Oklahoma State University.

Lawrence R. Francis was employed by the Company on September 1, 2017, and was elected Chief Financial Officer, 1st Vice President and Secretary/Treasurer, effective January 1, 2018. Mr. Francis devotes substantially all his time to the affairs of the Company, although he devotes a part of his time and efforts to the activities of affiliated organizations. Mr. Francis was previously employed as an Assurance Manager for HoganTaylor LLP, where he served from January 2013 to August 2017 and as a CPA for Smith, Carney and Company, P.C. from January 2011 to December 2012. Prior to becoming a CPA, Mr. Francis spent more than 10 years in operations management in the retail sector. Mr. Francis holds a Bachelor of Science degree in Accounting from the University of Central Oklahoma and is a Certified Public Accountant in Oklahoma.
Doug S. Fuller has been a director since May 2, 2000. He is the President and Chief Executive Officer of Quail Creek Bank where he has been employed since April 20, 2009. Mr. Fuller was employed as Membership Director with Leadership Oklahoma from May 2007 until April 2009. Before that, he had been in banking since 1980 and was an executive officer with Bank of Oklahoma from 1992 until 2007. Mr. Fuller holds a Bachelor of Business Administration degree in Finance from the University of Oklahoma and a Master of Business Administration degree from Oklahoma City University. He is also a director of Quail Creek Bank, The Bankers Bank, the Oklahoma Bankers Association, and the Last Frontier Council of the Boy Scouts of America.
Marvin E. Harris, Jr. has been a director since May 7, 1991. He was a senior software developer with Devon Energy Corporation from April 2013 until his retirement in March 2021. Mr. Harris was a senior software developer with Teleflora from March 2012 until April 2013 and from January 2011 until March 2012 was employed as a Principal Analyst with Southwest Research Institute. He served as President of Tetron Software, a computer software company, which he formed, from January 1994 until January 2011. Mr. Harris was employed as President of RDS Services, Inc., a computer software company, from 1991 until 1994. He was employed by Intel Corporation from 1984 until 1991. Mr. Harris holds a Bachelor of Science degree from the University of Alabama, a Master of Science degree from the University of Alabama in Birmingham, and a Master of Business Administration degree from Southern Methodist University.
Cameron R. McLain has been a director since May 23, 2006. He was elected Chief Executive Officer on May 19, 2009, and President of the Company on May 20, 2008. Mr. McLain also served as Exploration Manager from May 9,1982 until December 31, 2023. He devotes substantially all his time to Company affairs; however, he devotes a part of his time and efforts to the activities of affiliated organizations. Mr. McLain was employed from May 1980 to May 1982 as an exploration geologist for Cities Service Oil and Gas Company in the Mid-Continent Division. He holds a Bachelor of Science degree in Geology from the University of Oklahoma and a Master of Business Administration degree from Oklahoma City University.
Kyle L. McLain has been a director since May 23, 2006. He was elected Chairman on May 30, 2013, and Executive Vice President on May 20, 2008. Mr. McLain also serves as Production Manager and has served in that capacity continuously since his employment on May 12, 1984. He devotes substantially all his time to the affairs of the Company, although he spends a part of his time and efforts on the activities of affiliated organizations. Mr. McLain was employed as a reservoir engineer for Gulf Oil Corporation from May 1980 to May 1984. He holds a Bachelor of Science degree in Petroleum Engineering from the University of Oklahoma.
Robert L. Savage has been a director since May 6, 1975. He has been a Financial Consultant with B.B. Graham & Company, Inc. since December 2014. Mr. Savage was President and Chief Executive Officer of Leonard Securities, Inc. from 1997 to February 2015. He was the President of Leonard Agency, Inc. from 1998 to 2019 and has been President of Leonard Investment Advisors, Inc. since 1999. Mr. Savage was Vice President with Park Avenue Securities, Inc. from January 1989 to May 1994 and Century Investment Group, Inc. from April 1994 to September 1997. He was employed as an Account Executive with Reynolds Securities, later named Dean Witter Reynolds from 1975 to 1989. Mr. Savage holds a Bachelor of Business Administration degree from Trinity University and a Master of Business Administration degree from Southern Methodist University.
William M. (Bill) Smith has been a director since May 5, 1998. He is the owner of W. M. Smith Energy, LLC, a geological consulting company that he formed January 1, 2008. Prior to that date, Mr. Smith had served as Manager of Geology at Bracken Operating, LLC since 1994 and was also part owner. He joined Bracken Exploration Co. as an Exploration Geologist in 1981 and became Vice President of Geology until 1986. In 1986, Mr. Smith assisted in forming Bracken Energy Company, for whom he was an employee and part owner. He was employed by Samedan Oil Corporation from 1980 through 1981. Mr. Smith holds a Bachelor of Science degree in Geology from the University of Oklahoma.

James L. Tyler has been a director since May 22, 2018. He was employed by the Company from August 2003 until he retired in December 2017. Mr. Tyler served as Chief Financial Officer, 2nd Vice President and Secretary/Treasurer during his employment. Mr. Tyler was employed as Vice-President Controller for Grace Petroleum Corporation from May 1979 to May 1994 and Controller for MCNIC Oil & Gas, Inc. from June 1994 to April 1999. From May 1999 until March 2003, he was employed as Controller for Express Ranches and Accounting Manager for Bison Drilling Company. Mr. Tyler holds a Bachelor of Science degree in Accounting from the University of Central Oklahoma and is a Certified Public Accountant in Oklahoma.

Involvement in Certain Legal Proceedings
On or about November 11, 2013, a Statement of Claim was filed against Robert Savage, Leonard Securities, Inc., of which Mr. Savage was President and Chief Executive Officer, two other individuals, and an unrelated investment advisor entity (collectively the “Respondents”) in FINRA Arbitration Case Number 13-03324. An Amended Statement of Claim was filed on or about August 29, 2014. The Claimant asserted the following causes of action: churning, suitability, breach of fiduciary duty, negligence, and failure to supervise. The Claimant sought damages in the amount of $676,000 for actual/compensatory damages and unspecified other damages. Mr. Savage and Leonard Securities, Inc. denied the allegations made in the Statement of Claim and asserted affirmative defenses. On December 19, 2014, a Panel of Arbitrators determined that (i) the Respondents were jointly and severally liable to the Claimant in the amount of $200,000 plus interest and (ii) Leonard Securities, Mr. Savage and three of the other Respondents were jointly and severally responsible for $5,400 in fees related to the FINRA Dispute Resolution. Notwithstanding that the Respondents were jointly and severally liable, Leonard Securities, Inc. and Mr. Savage satisfied the full amount of the award and the fees.
Supervision of registered representatives and their sales practices requires a firm to have a supervisory system that is reasonably designed and implemented to achieve compliance with applicable laws and regulations. An effective supervisory system enables the firm to detect and review for possible suspicious activity. Mr. Savage and Leonard Securities, Inc. disagreed with the Claimant’s allegation regarding failure of supervision. Leonard Securities, Inc. supervised the investment advisory activities of another named Respondent according to its written supervisory procedures covering supervision of outside investment advisers and to the extent applicable, that individual’s activities as a registered representative of Leonard Securities, Inc. Mr. Savage and Leonard Securities, Inc. believe the compliance system adopted and implemented by Leonard Securities, Inc. represented sound and common-sense procedures, consistent with industry norms and practices for reviewing such activities.

Certain Relationships and Related Transactions
The Company is affiliated by common management and ownership with Lochbuie LLC (“Lochbuie”). The Company also owns interests in certain producing and non-producing oil and gas properties as tenants in common with Lochbuie. Kyle L. McLain and Cameron R. McLain, directors and officers of the Company, as a group, beneficially own approximately 16% of the common stock of the Company, which is the only class of stock outstanding and each own a 16.67% interest in Lochbuie. Item 8, “Financial Statements and Supplementary Data” of the Company’s Form 10-K for the fiscal year ended December 31, 2023, includes additional disclosures regarding this relationship. See “Additional Information.”
Robert L. Savage, a director, is a Financial Consultant with B.B. Graham & Company, Inc. (“Graham”) and an advisor with Leonard Investment Advisors (“LIA”). The securities managed by LIA totaled $526,430 at December 31, 2023. In 2023, LIA earned $5,427 in broker commissions and fees and realized losses on the securities sold totaled $35,511.
James L. Tyler, a director, performs tax consulting services for the Company. During 2023, The Company paid Mr. Tyler $37,750 in fees.

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

Security Ownership of Certain Beneficial Owners
The following table sets forth information regarding the only persons known by the Company to be beneficial owners of more than 5% of the Company’s common stock as of April 11, 2024:

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership	Percent of Class [1]

Cameron R. McLain	12,748	8.23
805 Gleneagles Dr.
Edmond, OK 73013-1807

Kyle L. McLain	12,382	7.99
2301 Steeplechase Rd.
Edmond, OK 73034-5893

John Mason and Amy Marie McLain	9,734	6.28
700 12th St., Suite 210
Golden, CO 80401-1231

Mull Investments LLC	9,112	5.88
4200 Perimeter Center Dr., Suite 245
Oklahoma City, OK 73112-2322

The LEKALA Trust	12,199	7.88
1725 Sun Valley Ln.
Edmond, OK 73034-6887
1 Calculations of percent of class are based on the number of shares of common stock outstanding as of April 11, 2024, excluding shares held by or for the Company.

Security Ownership of Management
The following table provides information regarding the beneficial ownership of the Company’s common stock by each Named Executive Officer listed in the 2023 Summary Compensation Table on page 10 and each of our directors, as well as the number of shares beneficially owned by all our directors and executive officers as a group as of April 11, 2024. As of April 11, 2024, there were 154,906 shares of our common stock outstanding.

Unless otherwise indicated by footnote, individuals have sole voting and investment (dispositive) power. Other than in the case of Mr. Savage, as footnoted, none of the shares are pledged as security.

Name	Title of Class	Amount and Nature of Beneficial Ownership	Percent of Class

Cameron R. McLain	Common	12,748	8.23
Kyle L. McLain	Common	12,382	7.99
Lawrence R. Francis	Common	—	—
Eddy R. Ditzler	Common	—	—
Doug S. Fuller	Common	—	—
Marvin E. Harris, Jr.	Common	—	—
Robert L. Savage	Common	1970 [1]	1.27
William M. (Bill) Smith	Common	—	—
James L. Tyler	Common	—	—

All Directors and Executive Officers as a Group (9 persons)		27,100	17.49
1 Mr. Savage has pledged 1,269 shares as security.
INFORMATION RELATING TO THE BOARD OF DIRECTORS AND COMMITTEES

Board Leadership Structure
The Board chose to separate the Chief Executive Officer and Board Chairman positions in May 2009. Due to the relatively small size of the Company, this helps the Board achieve independent leadership and aids in effective monitoring and oversight. Cameron R. McLain serves as Chief Executive Officer and Kyle L. McLain serves as Chairman of the Board.
Board of Directors Role in Risk Oversight
Due to the relatively small size of the Company and the limited number of Board meetings held annually, the Board has delegated its risk oversight function to the Company’s executive officers. Two of our three executive officers are also directors. The non-employee directors feel that since our executive officers supervise the day-to-day risk management of the Company, they are best equipped and the most logical choice for the risk oversight function. In addition, our executive officers have the overall responsibility to assess and manage the Company’s exposure to all risks, including credit, liquidity and operational risks.

Meetings
The Board held three meetings during the Company’s fiscal year ended December 31, 2023. It is the Board’s policy that directors should attend the Company’s Annual Meeting of Stockholders. Last year, all directors attended the Annual Meeting of Stockholders.

Committees
In General. The Company is a smaller reporting company whose securities are not quoted on NASDAQ or listed on any exchange. The Company’s stock is traded by private transactions or over the counter. Over the counter bid information is quoted in the OTCQB Quotation Service in the OTC Market Report, and in the OTC Bulletin Board under the symbol “RSRV.” The Board adopted the Company’s Statement of Governance Principles in 2004. The Statement of Governance Principles was amended as of May 25, 2021 and can be viewed on the Company’s website at www.reserve-petro.com/investor-relations.

Audit Committee. The Company adopted the Charter of the Audit Committee in 2021. The Board elected Eddy R. Ditzler to serve as Audit Committee Chairperson. Mr. Ditzler is an independent director as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. Mr. Ditzler is also an “audit committee financial expert” as that term is defined by the SEC. Other members of the committee include Doug S. Fuller and Marvin E. Harris, Jr., who are also considered independent directors as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. The Audit Committee charter can be viewed on the Company’s website at www.reserve-petro.com/investor-relations. The Company’s Audit Committee reviews the qualifications, independence and performance of the independent auditors, reviews communications from the independent auditors, discusses related matters with the independent auditors, makes recommendations to the board of directors regarding the inclusion of the Company's financial statements in SEC reports, and performs other duties related to oversight of the Company's financial statements and related internal controls.
Executive Committee. The Board has designated the Executive Committee, which consists of Cameron R. McLain and Kyle L. McLain, to act on behalf of the board if needed. The Corporate Secretary attends Executive Committee meetings to document minutes and to ensure all required communications are communicated to the Board during regularly scheduled Board meetings.
Compensation Committee. The Company does not have a Compensation Committee or a committee performing a similar function. Because the Company is so small and only has eight employees, three of whom are our executive officers, it is the view of the Board that it is appropriate for the Company not to have such a committee. Please see “Executive Compensation” of this Proxy Statement.
Nominating Committee. The Board adopted the Charter of the Nominating Committee in 2004. Minimum qualifications for director nominees are detailed in the Statement of Governance Principles, along with procedures for stockholders to recommend director candidates for consideration by the Nominating Committee. The charter can be viewed at the SEC’s website and on the Company website at www.reserve-petro.com/investor-relations. The Board has designated Doug S. Fuller, Cameron R. McLain and William M. (Bill) Smith as members of the Nominating Committee. Both Mr. Fuller and Mr. Smith are “independent” as defined in Rule 5605(a)(2) of the NASDAQ Listing Rules. The Nominating Committee makes recommendations to the Board regarding individuals for nomination as directors and, in addition, may consider other matters relating to corporate governance. The Nominating Committee met once in March 2023 and recommended that the current directors be nominated to serve a one-year term on the Board. The Nominating Committee evaluates qualified nominees for director using the same process regardless of whether the nominee is recommended by an officer, director or stockholder.

Director Compensation
All directors, whether employees or not, are compensated on a per meeting basis, but only for those Board meetings attended. The amount of compensation is set by a vote of the directors at each Board meeting. In the year ended December 31, 2023, directors were compensated in the amount of $1,500 for attending each of the March, May and November meetings. The Audit Committee Chair receives $1,000 and other independent directors serving on the Audit Committee receive $300 for attending each Audit Committee meeting. Other directors receive no additional compensation for committee meetings. The Company provides no stock or stock option awards compensation, non-equity incentive compensation or deferred compensation to any of our directors.
The following table provides information relating to total compensation amounts paid to directors during 2023:

Name	Board Meeting Fees	Audit Committee Fees	Total Director Fees
Eddy R. Ditzler	$4,500	$2,000	$6,500
Doug S. Fuller	$4,500	$900	$5,400
Marvin E. Harris, Jr.	$4,500	$1,200	$5,700
Cameron R. McLain	$4,500	$—	$4,500
Kyle L. McLain	$4,500	$—	$4,500
William M. (Bill) Smith	$4,500	$—	$4,500
James L. Tyler	$4,500	$—	$4,500
Robert L. Savage	$3,000	$—	$3,000

EXECUTIVE COMPENSATION

Overview
As indicated earlier, the Company does not have a standing Compensation Committee of the Board or a committee performing a similar function. We are a smaller reporting company whose securities are not quoted on NASDAQ or listed on any exchange. The Company has a total of only eight employees, three of whom are our executive officers.

Compensation Philosophy and Objectives
Because we are so small, our compensation philosophy and objectives are to provide compensation that is fair and reasonable for all employees at a competitive level that will allow us to attract and retain qualified personnel necessary to operate the Company at the most efficient level possible. Our objective is to fully comply with all the operational and financial rules and regulations required of any public company, and specifically, those relating to the oil and gas exploration and production (“E&P”) industry. In addition, we try to maintain compensation at a level that is competitive with other companies in this industry. Our philosophy and objectives for compensation of our executive officers are no different from those with respect to our other employees.
Compensation levels for all employees, including our executive officers, are reviewed annually in early November by our executive team. This review process includes reviews of salary and wage surveys, primarily for the oil and gas E&P industry, and informal performance evaluations provided by supervisors. Compensation levels for the next fiscal year are determined during this review process and presented to the entire Board for approval at its meeting on the third Tuesday in November each year. Compensation consultants are not utilized in the compensation review process and no fees are paid to anyone relative to this process. The Board and management do not believe that there are any risks arising from the Company’s compensation policies and practices for the Company’s employees, including non-executive officers, that are reasonably likely to have a material adverse effect on the Company.

Elements of Compensation
Elements of our executive compensation and benefits package are as follows:
•a base salary;
•a bonus equal to one to three month’s base salary, paid in early December each year; and
•Company-sponsored employee benefits, such as life and health insurance benefits and a qualified 401(k) savings plan.
The Company provides no incentive bonus compensation, stock or stock option awards compensation, non-equity incentive compensation or deferred compensation to our executive officers or to any of our other employees.

2023 Summary Compensation Table
The following table summarizes the compensation paid to our principal executive officer and our two most highly compensated executive officers other than our principal executive officer (collectively, our “Named Executive Officers”) during the fiscal years ended December 31, 2023 and 2022.

Name and Principal Position	Year	Salary [1]	Bonus	All Other Compensation		Total

Cameron R. McLain	2023	$237,600	$19,800	$37,704	2	$295,104
CEO/President	2022	$198,000	$25,500	$34,066		$257,566

Kyle L. McLain	2023	$232,200	$19,350	$34,952	3	$286,502
Chairman/Executive Vice President	2022	$198,000	$25,500	$30,932		$254,432

Lawrence R. Francis	2023	$159,840	$13,320	$21,307	4	$194,467
1st VP/CFO, Secretary/Treasurer	2022	$131,670	$16,958	$18,094		$166,722
1 Includes amounts earned but deferred at the election of each officer pursuant to our 401(k) employee savings plan.
2 Includes $4,602 for personal use of Company vehicle; $13,158 for life insurance premiums paid by the Company, $15,444 of matching contributions made by the Company under our 401(k) employee savings plan, and director fees of $4,500 paid in 2023.
3 Includes $5,277 for personal use of Company vehicle; $10,082 for life insurance premiums paid by the Company, $15,093 of matching contributions made by the Company under our 401(k) employee savings plan, and director fees of $4,500 paid in 2023.
4 Includes $2,572 for personal use of Company vehicle; $3,845 for life insurance premiums paid by the Company, $10,390 of matching contributions made by the Company under our 401(k) employee savings plan, and advisory director fees of $4,500 paid in 2023.
Results of and Response to the Most Recent Say-On-Pay Vote and Frequency of Say-On-Pay Vote
Most Recent Say-On-Pay Vote. At the 2022 Annual Meeting of Stockholders, approximately 98% of the votes cast by our stockholders voted, on an advisory basis, to approve the compensation paid to the Company’s Named Executive Officers in 2021, as disclosed in the 2022 Proxy Statement pursuant to Item 402 of SEC Regulation S-K (the “Say-On-Pay Vote”). The Company and the Board believe that the Say-On-Pay Vote confirmed stockholder support for the Company’s executive compensation philosophy, objectives and decisions. As a result, our 2023 executive compensation philosophy and objectives remained consistent with those in 2022, 2021 and 2020.
Most Recent Frequency of Say-On-Pay Vote. At least once every six years, we are required to hold an advisory vote on the frequency of Say-On-Pay Votes (the “Frequency of Say-On-Pay Vote”). We held our most recent Frequency of Say-On-Pay Vote at our 2019 Annual Meeting of Stockholders and a majority of the votes were cast in favor of holding Say-On-Pay Votes once every three years. In line with the preference of our stockholders, our Board determined that it will include the Say-On-Pay Vote in our proxy materials once every three years until the next Frequency of Say-On-Pay Vote, which will occur no later than our 2025 Annual Meeting of Stockholders.
Response to Future Say-On-Pay Votes. Although non-binding, the Company and the Board will continue to consider the results of the Say-On-Pay Votes in their future executive compensation philosophy, objectives and decisions.

Pay Versus Performance Table

Year	Summary Compensation Table Total for PEO	Compensation Actually Paid to PEO	Average Summary Compensation Table Total for Non-PEO Named Executive Officers	Average Compensation Actually Paid to Non-PEO Named Executive Officers	Value of Initial Fixed $100 Investment Based on Cumulative TSR	Net Income
2023	$295,104	$295,104	$240,485	$240,485	$128	$(55,648)
2022	$257,566	$257,566	$210,577	$210,577	$175	$4,000,751
2021	$214,959	$214,959	$173,622	$173,622	$162	$1,251,295
“PEO” is the Company’s Principle Executive Officer. The Company does not utilize incentive compensation in the traditional sense. It has no equity incentive plan, and its bonus program is to grant employees a bonus equal to between one-and three-month’s base salary at the end of each year. This determination of the bonus amount within the narrow range described is the sole performance-based compensation determination. The bonus paid in 2023 for our PEO was $19,800 compared to $25,500 in 2022. The decrease is due to a decrease in Company performance to net loss of $55,648 in 2023 from net income of $4,000,751 in 2022. Likewise, the average bonus paid to Non-PEO Named Executive Officers decrease to $16,335 in 2023 from $13,863 in 2022.
“TSR” is Total Shareholder Return including reinvested dividends. It is a measure of finance performance indicating the growth or decline in an investment’s value over a specified period. For 2023, “Cumulative TSR” is measured from the last trading day of 2020 to the last trading day of 2023; for 2022, the range is the last trading day of 2020 to the last trading day of 2022; and for 2021, the range is the last trading day of 2020 to the last trading day of 2021. For the Company, Cumulative TSR for 2023, 2022, and 2021 was 28%, 75%, and 62%, respectively.
The Company’s stock is thinly traded on OTC Pink Sheets and the Company’s stock price is volatile depending on the last bid that was accepted. For the Company’s stocks those trades are often weeks apart. As such, the Company does not believe the stock price at any point in time accurately reflects the performance of the Company, therefore, does not consider TSR when making compensation decisions.
CODE OF ETHICS FOR SENIOR OFFICERS
The Company has adopted a Code of Ethics for Senior Officers (the “Code of Ethics”) that applies to our principal executive officer, principal financial officer, principal accounting officer or controller, or persons performing similar functions meeting the criteria set forth in Item 406 of SEC Regulation S-K. The Code of Ethics can be viewed at the SEC’s website as Exhibit 14 to the Company’s 2018, Quarter 1 Form 10-Q or on the Company website at www.reserve-petro.com/investor-relations.
INFORMATION REGARDING COMMUNICATIONS WITH AUDITORS
The Members of the Audit Committee are Eddy R. Ditzler, Doug S. Fuller, and Marvin E. Harris, Jr. As required by SEC Regulation S-K, Item 407(d)(3)(i), the Audit Committee reports that it has:
1.Reviewed and discussed the audited financial statements of the Company for the year ended December 31, 2023, with management;
2.Discussed with the Independent auditors, HoganTaylor LLP, the matters that are required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board (“PCAOB”) and the SEC;
3.Received the written disclosures and the letter from HoganTaylor LLP required by applicable requirements of the PCAOB regarding HoganTaylor LLP’s communications with the Audit Committee concerning independence and has discussed with HoganTaylor LLP their independence; and
4.Based on the review and discussions referred to in items 1 through 3 above, recommended to the Board of Directors that the Company’s audited financial statements, as of and for the year ended December 31, 2023, be included in the Company's Annual Report on Form 10-K for the year ended December 31, 2023, for filing with the SEC.

PROPOSAL 2 – RATIFICATION OF THE SELECTION OF HOGANTAYLOR LLP AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS FOR 2024

In General
While we retain the services of other accounting firms from time to time, HoganTaylor LLP is our principal accountant and served as our independent accountant for the years ended December 31, 2023 and 2022. They performed the quarterly reviews and year-end audits. Our executive officers recommended to the Board that it approve the selection of HoganTaylor LLP as the Company’s independent registered public accountants for 2024. The Board approved the selection of HoganTaylor LLP.
Representatives of HoganTaylor LLP are not expected to be at the Annual Meeting. However, if questions arise that which require their comments, arrangements have been made to solicit their response.
The aggregate fees billed by HoganTaylor LLP for 2023 and 2022 for these various services were as follows:

Description of Professional Service	Amount Billed
	2023	2022
Audit Fees are fees for (i) the audit of our annual financial statements and the review of financial statements included in our quarterly reports on Form 10-Q, and (ii) for services that are provided by the independent registered public accountant in connection with statutory and regulatory filings.	$122,000	$116,750
Audit-Related Fees are fees reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees.”	—	—
Tax Fees are fees for compliance, tax advice, and tax planning.	26,500	21,500
All Other Fees are fees for any service not included in the first three categories.	—	—
The Audit Committee is required by SEC regulations to preapprove all auditing services and permitted non-audit services provided by the Company’s independent registered public accounting firm. There is an exception for preapproval of non-audit services if the aggregate amount of all such non-audit services provided to us constitutes not more than five percent of the total amount of revenues paid by it to its independent registered public accounting firm during the fiscal year in which the non-audit services are provided; such services were not recognized by us at the time of the engagement to be non-audit services; and the non-audit services are promptly brought to the attention of the Audit Committee and approved prior to the completion of the audit by the Audit Committee.

All audit services and permitted non-audit services to be performed by our independent auditor have been preapproved by the Audit Committee as required by SEC regulations and the Audit Committee’s charter without exception.
Your Board of Directors recommends a vote FOR the following proposal:
RESOLVED that the selection of HoganTaylor LLP, as the Company’s Independent Registered Public Accountants for 2024, is hereby ratified.

ADDITIONAL INFORMATION

Communications between Stockholders and the Board
The Board has designated Mr. Harris to be the independent director to receive communications from stockholders seeking to communicate directly with the Company’s independent directors. Anyone who has a concern about the Company’s conduct, or about the Company’s accounting, internal accounting controls or auditing matters, may communicate that concern directly to the Company’s Secretary, Lawrence R. Francis, at The Reserve Petroleum Company, 6801 Broadway Ext., Suite 300, Oklahoma City, Oklahoma 73116-9037. Those communications may be confidential or anonymous. All such concerns will be forwarded to Mr. Harris for review. The Board is committed to good governance practices.

Deadline for Stockholders for Inclusion in Next Year’s Proxy Statement
Stockholder proposals intended to be presented at the 2025 Annual Meeting of Stockholders (the “2025 Annual Meeting”), which is scheduled for May 20, 2025, and included in the Company’s 2025 proxy statement and form of proxy relating to that meeting pursuant to Rule 14a-8 under the Exchange Act must be received in writing by the Company at the Company’s principal executive offices by Tuesday, December 17, 2024. Proposals should be addressed to Lawrence R. Francis, Secretary, The Reserve Petroleum Company, 6801 Broadway Ext., Suite 300, Oklahoma City, Oklahoma 73116-9037.

Other Stockholder Proposals for Presentation at Next Year’s Annual Meeting
For any stockholder proposal that is not submitted to the Company for inclusion in our 2025 proxy statement, but is instead sought to be presented by the stockholder directly at the 2025 Annual Meeting, Rule 14a-4(c) under the Exchange Act permits management to vote proxies in its discretion if the Company: (1) receives written notice of the proposal before the close of business on Tuesday, March 4, 2025, and advises stockholders in the 2025 proxy statement about the nature of the matter and how management intends to vote on the matter; or (2) does not receive written notice of the proposal before the close of business on Tuesday, March 4, 2025. Notices of intention to present proposals at the 2025 Annual Meeting should be addressed to Lawrence R. Francis, Secretary, The Reserve Petroleum Company, 6801 Broadway Ext., Suite 300, Oklahoma City, Oklahoma 73116-9037.

Voting Securities
Stockholders of record at the close of business on April 11, 2024, will be eligible to vote at the Annual Meeting. The voting securities of the Company consist of its $0.50 par value common stock, of which 154,906 shares were outstanding on April 11, 2024. Each share outstanding on the Record Date will be entitled to one vote. Treasury shares are not voted. Individual votes of stockholders are kept private, except as appropriate to meet legal requirements. Access to proxies and other individual stockholder voting records is limited to the Inspector of Election and certain employees of the Company and its agents, who must acknowledge in writing their responsibility to comply with this policy of confidentiality.

Vote Required for Approval
The approval of each proposal described in this Proxy Statement requires the affirmative vote of a majority of the shares of common stock represented at the Annual Meeting and entitled to vote, provided a quorum is present. Proxies specifying “withheld authority to vote” or “abstain” will not be counted as votes cast but will have the same effect as a vote “against” a proposal, while a broker non-vote will have no effect.

Broker Non-Vote
In General. If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares. If you do not provide voting instructions, your shares will not be voted on any proposal on which the broker does not have discretionary authority to vote. This is called a “broker non-vote.” In these cases, the broker can register your shares as being present at the Annual Meeting for purposes of determining the presence of a quorum but will not be able to vote on those matters for which specific authorization is required under the rules of the New York Stock Exchange (“NYSE”).

If you are a beneficial owner whose shares are held of record by a broker, your broker has discretionary authority under NYSE rules to vote your shares for the ratification of HoganTaylor LLP, even if the broker does not receive voting instructions from you. However, your broker does not have discretionary authority to vote on Proposals 1 (Election of Directors) without instructions from you. In this case, a broker non-vote will occur, and your shares will not be voted on the election of directors. Accordingly, it is particularly important that beneficial owners instruct their brokers how they wish to vote their shares.

Manner for Voting Proxies
The shares represented by all valid proxies received will be voted in the manner specified. Where specific choices are not indicated, the shares represented by all valid proxies received will be voted FOR Proposals 1 (Election of Directors) and 2 (Ratification of the Selection of HoganTaylor LLP as the Company’s Independent Registered Public Accountants for 2024). Should any matter not described above be properly presented at the Annual Meeting, the person or persons named in the Proxy Card will vote in accordance with their judgment.

Other Matters to be Presented
The Board knows of no other matters which may be presented at the Annual Meeting. If any other matters properly come before the Annual Meeting, including any adjournment or adjournments thereof, proxies received in response to this solicitation will be voted upon such matters in the discretion of the person or persons named in the Proxy Card.

Electronic Access to Proxy Statement and Annual Report
A copy of the Company’s 2023 Annual Report on Form 10-K will be furnished without charge to stockholders beneficially of record at the close of business on April 11, 2024, on request to Lawrence R. Francis, Secretary, at (405) 848-7551, Ext. 303. Both this Proxy Statement and the Company’s 2023 Annual Report on Form 10-K are available on the website https://materials.proxyvote.com/761102 and on the Company’s website www.reserve-petro.com.

THE RESERVE PETROLEUM COMPANY
C/O BROADRIDGE CORPORATE ISSUER SOLUTIONS, INC.
P.O. BOX 1342
BRENTWOOD, NY 11717

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 p.m. Eastern Time on May 20, 2024. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 p.m. Eastern Time on May 20, 2024. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. Vote must arrive in this office by May 20, 2024 to be counted.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V44058-P10791 KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE RESERVE PETROLEUM COMPANY

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. Election of Directors	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Cameron R. McLain
02) Kyle L. McLain
03) Eddy R. Ditzler
04) Doug S. Fuller
05) Marvin E. Harris, Jr.
06) Robert L. Savage
07) William M. (Bill) Smith
08) James L. Tyler

The Board of Directors recommends you vote FOR the following proposal:

	For	Against	Abstain
2. To ratify the selection of HoganTaylor LLP as the Company's independent registered public accountants for 2024.	☐	☐	☐

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Please visit https://shareholder.broadridge.com/RSRV/ to update your stockholder account. Address changes or comments may also be directed to resv@reserve-petro.com

Signature [PLEASE SIGN WITHIN BOX]	Date	Signature (Joint Owners)	Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Company's 2023 Annual Report on Form 10-K and its 2024 Proxy Statement and related proxy materials are available at www.proxyvote.com.

V44059-P10791

THE RESERVE PETROLEUM COMPANY PROXY FOR 2024
ANNUAL MEETING OF STOCKHOLDERS
(This proxy is solicited by the Board of Directors)

The undersigned stockholder of The Reserve Petroleum Company hereby appoints Cameron R. McLain and Kyle L. McLain, and either of them, with full power of substitution, as proxies to vote the shares of stock which the undersigned could vote if personally present at the 2024 Annual Meeting of Stockholders of The Reserve Petroleum Company to be held at the Company's corporate offices at 6801 Broadway Extension, Suite 300, Oklahoma City, OK 73116, on May 21, 2024 at 3:00 P.M. local time, or any adjournment thereof.

THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND MAY BE REVOKED PRIOR TO ITS EXERCISE. THIS PROXY, WHEN PROPERLY EXECUTED, WILL BE VOTED AS DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS INDICATED, IT WILL BE VOTED "FOR" EACH OF THE NOMINEES FOR DIRECTOR LISTED IN PROPOSAL 1 AND "FOR" PROPOSAL 2.

Continued and to be signed on reverse side